AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 1998
                                             REGISTRATION NO. 333-______________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                              -----------------------

                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                              -----------------------

                            MAXIM PHARMACEUTICALS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                    87-0279983
     (STATE OR OTHER JURISDICTION                       (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)


                       8899 UNIVERSITY CENTER LANE, SUITE 200
                            SAN DIEGO, CALIFORNIA 92122
                                   (619) 453-4040
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                CODE, OR REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   DALE A. SANDER
           VICE PRESIDENT, FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY
                            MAXIM PHARMACEUTICALS, INC.
                       8899 UNIVERSITY CENTER LANE, SUITE 200
                            SAN DIEGO, CALIFORNIA 92122
                                   (619) 453-4040
              (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                     INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                     COPIES TO:
                               LANCE W. BRIDGES, ESQ.
                                 COOLEY GODWARD LLP
                          4365 EXECUTIVE DRIVE, SUITE 1100
                            SAN DIEGO, CALIFORNIA 92121
                                   (619) 550-6000


           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / / ______________

                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM   PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF        AMOUNT TO       OFFERING PRICE       AGGREGATE            AMOUNT OF
SECURITIES TO BE REGISTERED   BE REGISTERED      PER SHARE (1)    OFFERING PRICE(1)   REGISTRATION FEE
------------------------------------------------------------------------------------------------------
Common Stock, par value $.001.... 75,000         $16.34375          $1,225,781             $362.00
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933 based upon the average of the high and low prices of Registrant's Common Stock on May 8, 1998 as reported on the American Stock Exchange.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PROSPECTUS

                                   75,000 SHARES

                            MAXIM PHARMACEUTICALS, INC.


     This Prospectus relates to the offering of up to an aggregate of 75,000 shares (the "Shares") of Common Stock, $0.001 par value, (the "Common Stock"), of Maxim Pharmaceuticals, Inc., a Delaware corporation ("Maxim" or the "Company"), which may be offered from time to time by certain stockholders of the Company (the "Selling Stockholders"). The Shares may be offered from time to time by each Selling Stockholder in transactions on the American Stock Exchange ("AMEX"), in privately negotiated transactions or a combination of such methods of sale, at fixed prices that may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Stockholders" and "Plan of Distribution." No representation is made that any Shares will or will not be offered for sale. The Shares are being offered for the accounts of the Selling Stockholders. It is not possible at the present time to determine the price to the public in any sale of the Shares by the Selling Stockholders and each Selling Stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of Shares. Accordingly, the public offering price and the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by each Selling Stockholder.

     None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed to bear certain expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution."

     The Common Stock of the Company is traded on the AMEX under the symbol "MMP" and the Stockholm Stock Exchange ("SSE") under the symbol "MAXM." The last sales price of the Company's Common Stock as reported by the AMEX on May 8, 1998 was $16.3125 per share.

                            ----------------------

      THE SECURITIES COVERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.
                      SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                            ----------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                     THE DATE OF THIS PROSPECTUS IS MAY 12, 1998

NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                               AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following Regional Offices: Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding the Company. The address for such site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Common Stock is listed on the American Stock Exchange and the Stockholm Stock Exchange. Reports and other information concerning the Company may be inspected at the offices of the AMEX, 86 Trinity Place, Seventh Floor, New York, N.Y. 10006, and at the offices of the SSE, Kallargrand 2, 11182 Stockholm, Sweden. The SSE's World Wide Web site is located at www.xsse.se.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, the Company's Proxy Statement for its 1998 Annual Meeting of Stockholders filed pursuant to Rule 14a-6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on June 28, 1996, each as filed with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Prospectus except as superseded or modified herein.

     All documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to the Secretary at the Company's principal executive offices: 8899 University Center Lane, Suite 200, San Diego, California 92122, telephone number (619) 453-4040.

                                  THE COMPANY

     EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN OR INCORPORATED BY REFERENCE, THIS PROSPECTUS (AND THE INFORMATION INCORPORATED HEREIN BY REFERENCE) CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN OR INCORPORATED BY REFERENCE. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN THE FOLLOWING SECTION, THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE SECTION HEREIN ENTITLED "RISK FACTORS," AND THOSE DISCUSSED IN ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

     Maxim Pharmaceuticals, Inc. ("Maxim" or the "Company") is developing novel therapeutics for the treatment of cancer and infectious disease. The Company's lead drug, MAXAMINE-TM- is designed to offer a safer treatment that extends life for seriously ill patients while maintaining quality of life during treatment. In many patients with cancer and chronic infectious diseases, the capacity of the patient's immune system to detect and destroy tumor cells or virally infected cells is compromised. MAXAMINE THERAPY combines the administration of MAXAMINE, which protects critical immune cells, with the administration of certain agents, which stimulate these immune cells (these agents include cytokines and other biological response modifiers). This combination of actions is designed to allow MAXAMINE THERAPY to improve the immune system's ability to identify, disable and destroy malignant or infected cells. The Company believes that MAXAMINE THERAPY has the potential to: extend life; reduce toxic side effects of cytokines and other biological response modifiers; maintain the patient's quality of life during therapy; allow for self-administration at home; and provide cost-effective therapy.

     The Company has initiated three Phase III clinical trials of MAXAMINE THERAPY for the treatment of cancer. In June 1997 the Company commenced a 200-patient Phase III clinical trial of MAXAMINE THERAPY for advanced malignant melanoma in the United States. A separate international Phase III advanced malignant melanoma trial centered in Sweden and Australia commenced in November 1997. In February 1998 the Company initiated a Phase III clinical trial for acute myelogenous leukemia ("AML") in the United States, Europe and Australia. Furthermore, the Company has initiated earlier stage clinical trials of MAXAMINE THERAPY for the treatment of renal cell carcinoma, hepatitis C, and multiple myeloma, and plans to evaluate the commencement of clinical trials of MAXAMINE THERAPY for the treatment of additional cancers, such as prostate adenocarcinoma, during 1998. All studies of MAXAMINE THERAPY conducted to date have used MAXAMINE in combination with one or both of the cytokines interleukin-2 ("IL-2") and interferon-alpha ("IFN-A"). Both IL-2 and IFN-A are cytokines with the capacity for stimulating certain immune functions.

     In the Company's two completed Phase II clinical trials for the treatment of advanced malignant melanoma, MAXAMINE THERAPY produced improved patient survival outcomes. Median survival time for patients treated with MAXAMINE THERAPY in these two studies exceeded 13 and 15 months, respectively, as compared with reported median survival times of approximately seven months for existing available treatments. In patients where the melanoma metastasized to the liver, MAXAMINE THERAPY improved median survival time to 19 months compared to predicted survival times of approximately four months or less for these patients.

     The Company's Phase II clinical trials for the treatment of AML have demonstrated an improvement of disease-free remission intervals. As of February 1998, after 24 months of follow-up, 70% of patients treated with MAXAMINE THERAPY during their first complete remission ("CR1") remain in complete remission; less than 30% would be expected to remain in remission under current treatments. Patients who relapsed and achieved a second or greater remission ("CR2+") and were subsequently treated with MAXAMINE THERAPY had a median time to relapse in excess of 21 months as compared with reported median time to relapse of approximately six months under the current standard of care. Remission inversion (prolonging the duration of CR2+ to that equal to or exceeding the patient's prior remission duration) was achieved in 8 of 11 (73%) patients treated with MAXAMINE THERAPY as compared with approximately 10% to 20% under the current standard of care.

     Maxim is also developing MAXVAX-TM-, a mucosal vaccine carrier/adjuvant platform. The MAXVAX technology is based on the B subunit of cholera toxin ("CTB"), generally regarded as a safe and effective mucosal vaccine carrier. The Company expects that its future product development efforts will focus on mucosal vaccines against sexually transmitted diseases, major respiratory diseases and gastrointestinal tract diseases. The MAXVAX platform is also being evaluated for therapeutic vaccines and gene-based vaccines. The Company intends to seek collaborations with pharmaceutical and biopharmaceutical partners for the development of mucosal vaccine candidates.

     Maxim's drug development strategy is designed to facilitate product development from preclinical to FDA and other regulatory approvals and product launch. Maxim plans to work with numerous collaborators, both pharmaceutical and clinical, in the oncology and infectious disease communities to extend the labeling of the drug to other indications. In February 1998 Maxim entered into an agreement with Amgen Inc. under which Maxim will test MAXAMINE in combination with Amgen's Infergen-Registered Trademark-, interferon alfacon-1, in a planned clinical trial. Also that month, Maxim entered into an agreement with a manufacturer and marketer of an IL-2 product under which that company will provide the IL-2 requirements for Maxim's Phase III AML clinical trial. To market its products, the Company intends to develop marketing alliances with corporate partners and may co-promote and/or co-market in certain territories.

     The Company's principal executive offices are located at 8899 University Center Lane, Suite 200, San Diego, California 92122 and its telephone number is (619) 453-4040.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES COVERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND IN ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE IN EVALUATING AN INVESTMENT IN THE SHARES OF COMMON STOCK COVERED BY THIS PROSPECTUS.

     DEVELOPMENT STAGE COMPANY; ACCUMULATED DEFICIT; UNCERTAINTY OF FUTURE PROFITABILITY. The Company, as a development stage enterprise, has experienced net losses every year since its inception and, as of March 31, 1998, had a deficit accumulated during the development stage of approximately $28 million. The Company anticipates incurring substantial additional losses over at least the next several years due to, among other factors, the need to expend substantial amounts on its ongoing and planned clinical trials and anticipated research and development activities, and the business development, marketing and general and administrative expenses associated with those activities. The Company has not commercially introduced any product and its products are in varying stages of development and testing. The Company's ability to attain profitability will depend upon its ability to develop products that are effective and commercially viable, to obtain regulatory approval for the manufacture and sale of its products and to market its products successfully. There can be no assurance that the Company will ever achieve profitability or that profitability, if achieved, can be sustained on an ongoing basis.


     NO ASSURANCE OF SUCCESSFUL CLINICAL TRIALS AND PRODUCT DEVELOPMENT. All drug products currently under development by the Company will require extensive preclinical and clinical testing prior to regulatory approval for commercial use. To date, the Company has not completed testing for efficacy or safety in humans on any of its products. Substantial additional research and development will be necessary in order for the Company to develop products based on the Company's MAXAMINE and MAXVAX technologies and there can be no assurance that the Company's research and development efforts will lead to development of products that are shown to be safe and effective in clinical trials and are commercially viable. In addition to further research and development, potential products based on the Company's MAXAMINE and MAXVAX technologies will require clinical testing, regulatory approval and substantial additional investment prior to commercialization. There can be no assurance that any such products will be successfully developed, prove to be safe and effective in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs, be eligible for third party reimbursement from governmental or private insurers, be successfully marketed or achieve market acceptance. Further, the Company's products may prove to have undesirable or unintended side effects that may prevent or limit their commercial use. The Company may find, at any stage of this process, that products that appeared promising in preclinical studies or Phase I and Phase II clinical trials do not demonstrate efficacy in larger-scale, Phase III clinical trials and do not receive regulatory approvals. Accordingly, any product development program undertaken by the Company may be curtailed, redirected or eliminated at any time. In addition, there may be delays in the Company's testing and development schedules, and there can be no assurance that the Company will meet expected testing and development schedules, which could have a material adverse effect no the Company's business, financial condition and results of operations.

     NO ASSURANCE OF REGULATORY APPROVAL; GOVERNMENT REGULATION. The U.S. Food and Drug Administration (the "FDA") and comparable agencies in countries outside the United States impose substantial requirements on the introduction of therapeutic pharmaceutical products and vaccines through lengthy and detailed laboratory and clinical testing procedures and other costly and time consuming procedures. Satisfaction of these requirements typically takes a number of years and varies substantially based upon the type, complexity and novelty of the pharmaceutical agent. In general, the FDA approval process for pharmaceuticals involves the submission of an Investigational New Drug ("IND") application following preclinical studies, clinical trials in humans to demonstrate the safety and efficacy of the product under the protocols set forth in the IND and submission of preclinical and clinical data as well as other information to the FDA in a New Drug Application ("NDA") or Product License Application ("PLA"). The Company must expend substantial time and financial resources to conduct clinical trials. The Company's early clinical trials were conducted overseas, and ongoing and future clinical trials will be conducted at least in part overseas. There can be no assurance that the results of such trials will support the submission or the approval of an NDA or PLA or that data from the Company's overseas trials or approvals of the Company's products in foreign countries outside of the United States, if any, will be accepted by the FDA. Accordingly, there can be no assurance that FDA or other regulatory approval for any products developed by the Company will be granted on a timely basis, or at all. There can be no assurance that the Company will have sufficient resources to complete the required regulatory review process, or that the Company could overcome the inability to obtain, or delays in obtaining, such approvals. The failure of the Company to receive FDA approval for its products under development would preclude the Company from marketing and selling its products in the United States. Therefore, failure to receive such FDA approval would have a material adverse effect on the business, financial condition and results of operations of the Company. European and other international regulatory approvals are subject to the same risks and uncertainties as FDA and other regulatory approvals in the United States.

     The production and marketing of the Company's proposed products, as well as its ongoing research and development activities, are also subject to regulation by governmental agencies of the United States and other countries. The effect of government regulation may be to delay marketing of the Company's products for a considerable period of time, to impose costly procedures upon the Company's activities and to furnish a competitive advantage to larger companies that compete with the Company. Any delay in obtaining, or failure to obtain, FDA or other necessary regulatory approvals, including approvals by comparable agencies outside the U.S., would adversely affect the marketing of the Company's products and the ability to generate product revenue. In addition, the marketing and manufacturing of pharmaceuticals are subject to continuing FDA (or comparable international agency) review and surveillance and failure to comply with regulations or discovery of previously unknown problems can result in FDA (or comparable international agency) action against the product or the manufacturer, including fines, recalls, product seizures and suspension or withdrawal of previously granted regulatory approvals. Furthermore, government regulation may increase at any time, creating additional costs and delays for the Company. The extent of potential adverse government regulation which might arise from future legislation or administrative action cannot be predicted.


     UNCERTAINTY REGARDING PATENTS AND PROPRIETARY RIGHTS. It is the policy of the Company to file patent applications in the United States, Europe and other major markets throughout the world. The patent positions of biotechnology and pharmaceutical companies are highly uncertain and involve complex legal and factual questions, and the breadth of claims allowed in biotechnology and pharmaceutical patents cannot be predicted. There can be no assurance that patents will issue from any of the Company's patent applications. With respect to already issued patents and any patents which may issue from the Company's applications, there can be no assurance that claims allowed will be sufficient to protect the Company's technologies. Patent applications in the United States are maintained in secrecy until a patent issues, and the Company cannot be certain that others have not filed patent applications for technology covered by the Company's pending applications or that the Company was the first to file patent applications for such technology. Competitors may have filed applications for, or may have received patents and may obtain additional patents and proprietary rights relating to, compounds or processes that block or compete without infringing on those of the Company. In addition, there can be no assurance that any patents issued to the Company or to licensors from whom the Company has licensed rights to its technologies will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide proprietary protection or commercial advantage to the Company.

     Other public and private concerns, including universities, may have filed applications for or have been issued patents with respect to technology potentially useful or necessary to the Company. The scope and validity of such patents, the extent to which the Company may wish or need to acquire licenses under such patents, and the cost or availability of such licenses, are currently unknown.

     In addition to patents and proprietary rights, the Company relies on unpatented trade secrets and proprietary know-how, and there can be no assurance that others will not obtain access to or independently develop such trade secrets and know-how. Although potential corporate partners and the Company's research partners and consultants are not given access to trade secrets and proprietary know-how of the Company they have executed confidentiality agreements, these agreements may be breached by the other party thereto or may otherwise be of limited effectiveness or enforceability.

     The pharmaceutical industry has experienced extensive litigation regarding patent and other intellectual property rights. Accordingly, the Company could incur substantial costs in defending itself in suits that may be brought against the Company claiming infringement of the patent rights of others or in asserting the Company's patent rights in a suit against another party. The Company may also be required to participate in interference proceedings declared by the United States Patent and Trademark Office for the purpose of determining the priority of inventions in connection with the patent applications of the Company or other parties. Adverse determinations in litigation or interference proceedings could require the Company to seek licenses (which may not be available on commercially reasonable terms) or subject the Company to significant liabilities to third parties, and could therefore have a material adverse effect on the Company.

     In 1993 and 1994 the Company entered into agreements under which the Company received exclusive, worldwide rights to certain technologies related to the MAXVAX technology. In January 1998 the Company filed a complaint in the United States District Court for the Southern District of California relating to the licensors' performance under the agreements. The complaint alleges certain causes of action against the licensors and seeks compensatory and punitive damages and declaratory relief. The complaint also seeks specific performance of the licensors' obligations under the agreements. The Company has filed a request for arbitration in connection with the issues presented by the complaint. The Company cannot determine what impact, if any, an unfavorable resolution of the existing concerns would have on the commercial value of the MAXVAX technology.

     NEED FOR ADDITIONAL FUNDS; UNCERTAINTY OF ADDITIONAL FUNDING. The Company's operations to date have consumed substantial amounts of cash. Negative cash flow from the Company's operations is expected to continue and to accelerate over at least the next several years. The Company's capital requirements will depend on numerous factors, including: the progress of preclinical testing and clinical trials; the progress of the Company's research and development programs; the time and costs required to obtain regulatory approvals; the resources devoted to manufacturing methods and advanced technologies; the timing and amount, if any, of funding obtained through corporate collaborations; the cost of filing, prosecuting and, if necessary, enforcing patent claims; the cost of commercialization activities and arrangements; and the demand for the Company's products if and when approved. The Company may have to raise substantial additional funds to complete development of any product or bring products to market. Issuance of additional equity securities by the Company, for these or other purposes, could result in dilution to then existing stockholders. There can be no assurance that additional financing will be available on acceptable terms, if at all. If adequate funds are not available on acceptable terms, the Company may be required to delay, scale back or eliminate one or more of its product development programs or obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies or products that the Company would not otherwise relinquish, which may have a material adverse effect on the Company's business, financial condition and results of operations.

     DEPENDENCE ON QUALIFIED PERSONNEL. The Company's future performance depends in part upon the continued contributions of its senior management and on the ability to attract and retain qualified management and scientific personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to continue to attract, assimilate or retain highly qualified technical and management personnel. The loss of key personnel or the failure to recruit additional personnel or to develop needed expertise could have a material adverse effect on the Company's business, financial condition and results of operations.

     DEPENDENCE ON COLLABORATIVE PARTNERS. The Company's strategy for the research, development, clinical testing, manufacturing and commercialization of certain of its products requires arrangements with corporate and university collaborators, licensors, marketing partners, licensees, consultants and others, and is dependent upon the subsequent success of these outside parties in performing their responsibilities. Although the Company believes parties to any such existing or future arrangements will or would have an economic motivation to perform their contractual responsibilities, the amount and timing of resources to be devoted to these activities may not be within the control of the Company. In addition, there can be no assurance that collaborators will not pursue alternative technologies as a means for developing treatments for the diseases targeted by these collaborative programs. Furthermore, there can be no assurance that the Company will be able to negotiate acceptable collaborative arrangements, or that its collaborative arrangements will be successful.

     NO MARKETING AND SALES CAPABILITIES; ANTICIPATED DEPENDENCE UPON MARKETING ALLIANCES. The Company has not developed pharmaceutical marketing or sales capabilities. In order to market and sell certain products, the Company will need to develop a sales force and a marketing group with technical expertise, or make appropriate arrangements with strategic partners. There can be no assurance that the Company will be able to gain such expertise or that such efforts will be successful. The Company's strategy for development, commercialization and marketing of MAXAMINE and MAXVAX is expected to involve, where appropriate, the establishment of marketing and other collaborative relationships with pharmaceutical industry partners. There can be no assurance that any such relationships can be consummated on terms favorable to the Company or that marketing efforts undertaken by such partners will be successful.

     NO ASSURANCE OF MARKET ACCEPTANCE. There can be no assurance that, if approved for marketing, MAXAMINE or any of the Company's other products in development will achieve market acceptance. The degree of market acceptance will depend upon a number of factors, including the scope of regulatory approvals, the establishment and demonstration in the medical community of the clinical efficacy and safety of the Company's products and therapies and their potential advantages over existing treatment methods, and reimbursement policies of government and third-party payors. There can be no assurance that physicians, patients, payors or the medical community in general will accept and utilize any products that may be developed by the Company.

     NO MANUFACTURING CAPABILITIES. The Company has not invested in the development of internal pharmaceutical manufacturing capabilities. The Company's strategy has been, and is expected to continue to be for the foreseeable future, to contract with established pharmaceutical manufacturers for the production of MAXAMINE. If the Company is unable to contract for manufacturing capabilities on acceptable terms, the Company's ability to conduct clinical testing and to produce commercial quantities of product will be adversely affected, resulting in delays in submissions for regulatory approval and in commercial product launches, which in turn could materially impair the Company's competitive position and the possibility of achieving profitability. There can be no assurance that the Company will be able to maintain its existing, or acquire or establish new, satisfactory third-party relationships to provide manufacturing resources.

     COMPETITION. There are many companies, both publicly and privately held, including well-known pharmaceutical companies, as well as academic and other research institutions, engaged in developing pharmaceutical and biologically-derived products for the treatment of cancer and vaccines and therapeutics for the prevention or the treatment of infectious diseases.
Many of the Company's competitors and potential competitors have substantially greater capital, research and development capabilities and human resources than the Company and represent significant competition for the Company. Many of these competitors have significantly greater experience than the Company in undertaking preclinical testing and clinical trials of new pharmaceutical products and obtaining FDA and other regulatory approvals. If the Company is permitted to commence commercial sales of any product, it will also be competing with companies that have greater resources and experience in the manufacturing, marketing and sales of pharmaceutical products. The Company's competitors may succeed in developing products that are more effective, less costly, or have a better side effect profile than any that may be developed by the Company, and such competitors may also prove to be more successful than the Company in manufacturing, marketing and sales.

     TECHNOLOGICAL CHANGES AND UNCERTAINTY. The Company is engaged in the pharmaceutical field, which is characterized by extensive research efforts and rapid technological progress. New developments in oncology, cancer therapy, medicinal pharmacology, biochemistry and other fields are expected to continue at a rapid pace in both industry and academia. There can be no assurance that research and discoveries by others will not render some or all of the Company's proposed programs or products noncompetitive or obsolete. The Company's business strategy is subject to the risks inherent in the development of new products using new technologies and approaches. There can be no assurance that unforeseen problems will not develop with these technologies or applications, that the Company will be able to address successfully technological challenges it encounters in its research and development programs or that commercially feasible products will ultimately be developed by the Company.

     ABSENCE OF DIVIDENDS. The Company has never declared or paid dividends on its Common Stock and does not anticipate paying any dividends in the foreseeable future. In addition, the Company has entered into a

Loan and Security Agreement with Silicon Valley Bank which restricts the payment of dividends by the Company.

     PRODUCT LIABILITY EXPOSURE AND INSURANCE. The Company's business exposes it to potential product liability risks which are inherent in the clinical testing, manufacturing and marketing of human therapeutic products. The Company currently maintains liability insurance coverage for its clinical trials, and intends to expand its insurance coverage to include the sales of commercial products if marketing approval is obtained for MAXAMINE or other products in development. There can be no assurance that such coverage is or in the future will be adequate or that adequate insurance will be available in the future at an acceptable cost, if at all. In addition, there can be no assurance that a product liability claim, even if the Company has insurance coverage, would not materially adversely affect the business or financial condition of the Company.

     POTENTIAL ADVERSE EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE; PRICE VOLATILITY OF THE COMMON STOCK. Sales of substantial amounts of the Common Stock of the Company in the public market could adversely affect prevailing market prices for the Common Stock and the ability of the Company to raise equity capital in the future. The Company's Common Stock currently trades on the AMEX and on the SSE. Historically, the Common Stock has generally experienced relatively low daily trading volumes in relation to the aggregate number of shares outstanding. The price and liquidity of the Common Stock may be significantly affected by trading activity and market factors related to the AMEX and SSE, which factors and the effects thereof may differ between these markets. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market prices of the common stock of many publicly traded pharmaceutical or biotechnology companies have in the past been, and can in the future be expected to be, especially volatile. Low trading volumes, announcements of technological innovations or new products by the Company or its competitors, developments or disputes concerning patents or proprietary rights, publicity regarding actual or potential medical results relating to products under development by the Company or its competitors, regulatory developments in both the United States and countries outside of the United States, delays in the Company's testing and development schedules, events or announcements relating to the Company's collaborative relationships with others, public concern as to the safety of biopharmaceutical or biotechnology products and economic and other external factors, as well as period-to-period fluctuations in the Company's financial results, may have a significant impact on the market price or liquidity of the Common Stock.

                              SELLING STOCKHOLDERS

     The following table sets forth the names of each of the Selling Stockholders, the number of shares of Common Stock beneficially owned by such Selling Stockholders as of April 30, 1998 and the number of shares of Common Stock which may be offered by each of them pursuant to this Prospectus. This information is based upon information provided by each respective Selling Stockholder. Because the Selling Stockholders may offer all, some or none of their respective Shares, no definitive estimate can be provided as to the number of shares or percentage of outstanding Common Stock that will be held by the Selling Stockholders after such offering.


     Each Selling Stockholder represented in the respective agreement under which he, she or it acquired the Shares (the "Purchase Agreements") that he, she or it was acquiring the Shares for investment and not with a view to, or for a sale in connection with, any distributions within the meaning of the Securities Act. The Purchasers may require the Company, under certain circumstances, to register the Shares. Accordingly, the Company has filed with the Commission a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to, among other things, the resale of the Shares from time to time on the AMEX, in privately negotiated transactions or a combination of such methods of sale, at fixed prices that may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the earlier to occur of (i) all Shares offered hereby have been sold pursuant thereto or (ii) the Shares could be immediately sold under Rule 144 under the Securities Act or any other rule of similar effect.

                             SHARES BENEFICIALLY                  SHARES BENEFICIALLY
                                   OWNED            NUMBER OF         OWNED AFTER
                             BEFORE OFFERING (1)      SHARES         OFFERING(1)(3)
 SELLING STOCKHOLDER         NUMBER   PERCENT(2)  BEING OFFERED   NUMBER   PERCENT (2)
 -------------------------   ------   ---------   -------------   ------   ----------
 Caduceus Capital L.P.       32,500       *           32,500        0         0

 Caduceus Capital Ltd.       42,500       *           42,500        0         0

__________________________
*    Less than 1%

(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Percentage ownership is based on 9,278,986 shares of Common Stock outstanding as of April 30, 1998.

(3) Assumes the sale of all Shares offered hereby, should each respective Selling Stockholder elect to do so.

                             PLAN OF DISTRIBUTION

     The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale of the Shares. The Company has been advised that the Selling Stockholders may sell the Shares from time to time in transactions on the AMEX, in privately negotiated transactions or a combination of such methods of sale, at fixed prices that may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any discount, commission or concession received by such persons and any profit on any resale of the Shares as principal might be deemed to be an underwriting discounts or commissions under the Securities Act.

     In order to comply with the securities laws of certain states, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     All costs associated with the registration of the Shares being offered hereunder will be paid by the Company. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

     There can be no assurance that the Selling Stockholders will sell all or any of the shares of Common Stock offered hereunder.


                                   LEGAL MATTERS

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, San Diego, California.


                                      EXPERTS

     The financial statements of Maxim Pharmaceuticals, Inc. as of September 30, 1996 and 1997 and for each of the years in the three-year period ended September 30, 1997 and for the period from inception (October 29, 1989) through September 30, 1997, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the fees and expenses payable by the Company in connection with the sale of the shares of Common Stock being registered. All amounts shown are estimates except for the SEC registration fee.

            SEC Registration Fee                                    $362
            Legal Fees and expenses                               $5,000
            Blue sky qualification fees and expenses              $1,000
            Accounting fees and expenses                          $3,000
            Printing and engraving                                  $500
            Miscellaneous                                         $1,138
                                                                 -------
                       Total                                     $11,000
                                                                 -------
                                                                 -------

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers and currently maintains directors and officers insurance coverage.

     In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for unlawful payments of dividends or unlawful stock purchase or redemption. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

ITEM 16.   EXHIBITS.

Exhibit
Number     Description
-------    -----------
3.1        Amended and Restated Certificate of Incorporation of Registrant. (1)

3.2        Bylaws of Registrant. (1)

4.1        Reference is made to Exhibits 3.1 and 3.2.

4.2        Form of Common Stock Certificate. (1)

5.1        Opinion of Cooley Godward LLP.

10.1 Form of Indemnification Agreement for directors and officers of the Registrant. (1)

10.2       Form of Representative's Warrant Agreement between the Company and
           National Securities Corporation, as representative of the several
           Underwriters (the "Representative"), including form of Representative's Warrant Certificate. (1)

10.3 Form of Warrant Agreement between the Company, the Representative and American Stock


                                       II-1


           Transfer & Trust Company, including form of Warrant Certificate. (1)

10.4 Option to Buy Technology and Rights Agreement, dated March 30, 1993, between the Registrant and Estero Anstalt. (1)(2)

10.5       Security Agreement, dated July 27,1993, between the Registrant and
           Estero Anstalt. (1)(2)

10.6       Exclusive License Agreement, dated June 14, 1995, among the
           Registrant, Jan Holmgren, M.D., Ph.D., Cecil Czerkinsky, Duotol AB and Triotol Ltd. (1)(2)

10.7       Option and License Agreement, dated May 19, 1993, among the
           Registrant, Vitec AB and SBL Vaccin AB, as amended. (1)(2)

10.8       License Agreement dated January 14, 1994, among the Registrant,
           Vitec AB and SBL Vaccin, AB, as amended. (1)(2)

10.9       Agreement, dated December 2, 1995, among the Registrant, Syntello
           Vaccine Development AB and Estero Anstalt. (1)(2)

10.10      Agreement, dated April 23, 1996, among the Registrant, Anders
           Vahlne, M.D., Ph.D. and Syntello Vaccine Development AB. (1)(2)

10.11 Letter Agreement, dated February 15, 1996, between the Registrant and Burrill & Craves, Inc.(1)

10.12 Lease dated November 1, 1996 between DM Spectrum LLC, a California limited liability company, as Landlord and the Registrant for 3099
           Science Park Road, Suite 150, San Diego, California  92121. (3)

10.13      Stock Purchase Agreement, dated as of July 5, 1996, by and between
           Dr. Anders Vahlne and the Registrant. (1)

10.14 Amended and Restated 1993 Long-Term Incentive Plan and forms of stock option agreements. (4)

10.15 Employment Agreement dated October 1, 1997 between the Registrant and Kurt R. Gehlsen. (5)

10.16 Employment Agreement dated October 1, 1997 between the Registrant and Dale A. Sander. (5)

10.17 Employment Agreement dated November 5, 1997 between the Registrant and Larry G. Stambaugh. (5)

10.18      Loan and Security Agreement between the Registrant and Silicon
           Valley Bank. (6)

10.19      Financial Advisory Services Agreement between the Registrant and
           Rodman & Renshaw, Inc. dated September 17, 1997. (7)

10.20      Lease dated January 13, 1998 between British Pacific Properties
           Corporation, a California Corporation, as Landlord, and the Registrant. (8)

10.21      Amendment to Loan and Security Agreement dated March 16, 1998 between the Registrant and Silicon Valley Bank. (9)

23.1       Consent of KPMG Peat Marwick LLP, Independent Auditors.

23.2       Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1       Power of Attorney.  Reference is made to page II-4.

---------
(1) Previously filed with Registrant's Registration Statement on Form SB-2 (File No. 333-4854-LA) and incorporated herein by reference.

(2) Certain confidential portions deleted pursuant to Order Granting Application Under the Securities Act of 1933 and Rule 406 thereunder respecting confidential treatment.

(3) Previously filed with Registrant's Annual Report on Form 10-K (File No. 1-4430) for the fiscal year ended September 30, 1996 and incorporated herein by reference.

(4) Previously filed with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) for the quarterly period ended December 31, 1996 and incorporated herein by reference.

(5) Previously filed with Registrant's Annual Report on Form 10-K (File No. 1-4430) for the fiscal year ended September 30, 1997 and incorporated herein by reference.

(6) Previously filed with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) for the quarterly period ended March 31, 1997 and incorporated herein by reference.

(7) Previously filed with Registrant's Registration Statement on Form S-1 (File No. 333-35895), as amended through the date hereof, and incorporated herein by reference.

(8) Previously filed with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) for the quarterly period ended December 31, 1997 and incorporated herein by reference.

(9) Previously filed with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) for the quarterly period ended March 31, 1998 and incorporated herein by reference.


ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that subparagraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 12th day of May, 1998.

                                              MAXIM PHARMACEUTICALS, INC.



                                              By: /s/ DALE A. SANDER
                                                  ------------------------
                                                  Dale A. Sander
                                                  Vice President, Finance
                                                  Chief Financial Officer

                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Stambaugh as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that such attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ LARRY G. STAMBAUGH         Chairman of the Board,                    May 12, 1998
---------------------------    President and Chief Executive Officer
Larry G. Stambaugh             (PRINCIPAL EXECUTIVE OFFICER)


/s/ DALE A. SANDER             Vice President, Finance,                  May 12, 1998
---------------------------    Chief Financial Officer and Secretary
Dale A. Sander                 (PRINCIPAL FINANCIAL AND
                               ACCOUNTING OFFICER)

/s/ COLIN B. BIER, PH.D.       Director                                  May 12, 1998
---------------------------
Colin B. Bier, Ph.D.

/s/ G. STEVEN BURRILL          Director                                  May 12, 1998
---------------------------
G. Steven Burrill

/s/ PER-OLOF MORTENSSON        Director                                  May 12, 1998
---------------------------
Per-Olof Mortensson

/s/ F. DUWAINE TOWNSEN         Director                                  May 12, 1998
---------------------------
F. Duwaine Townsen

                                   EXHIBIT INDEX

Exhibit
Number      Description
--------    -----------

3.1         Amended and Restated Certificate of Incorporation of Registrant. (1)
3.2         Bylaws of Registrant. (1)
4.1         Reference is made to Exhibits 3.1 and 3.2.
4.2         Form of Common Stock Certificate. (1)
5.1         Opinion of Cooley Godward LLP.
10.1        Form of Indemnification Agreement for directors and officers of the
            Registrant. (1)
10.2        Form of Representative's Warrant Agreement between the Company and
            National Securities Corporation, as representative of the several
            Underwriters (the "Representative"), including form of Representative's
            Warrant Certificate. (1)
10.3        Form of Warrant Agreement between the Company, the Representative and American Stock Transfer & Trust Company, including form of
            Warrant Certificate. (1)
10.4        Option to Buy Technology and Rights Agreement, dated March 30, 1993, between the Registrant and Estero Anstalt. (1)(2)
10.5        Security Agreement, dated July 27,1993, between the Registrant and
            Estero Anstalt. (1)(2)
10.6        Exclusive License Agreement, dated June 14, 1995, among the
            Registrant, Jan Holmgren, M.D., Ph.D., Cecil Czerkinsky, Duotol AB
            and Triotol Ltd.  (1)(2)
10.7        Option and License Agreement, dated May 19, 1993, among the
            Registrant, Vitec AB and SBL Vaccin AB, as amended. (1)(2)
10.8        License Agreement dated January 14, 1994, among the Registrant,
            Vitec AB and SBL Vaccin, AB, as amended. (1)(2)
10.9        Agreement, dated December 2, 1995, among the Registrant, Syntello
            Vaccine Development AB and Estero Anstalt. (1)(2)
10.10       Agreement, dated April 23, 1996, among the Registrant, Anders
            Vahlne, M.D., Ph.D. and Syntello Vaccine Development AB. (1)(2)
10.11       Letter Agreement, dated February 15, 1996, between the Registrant and Burrill & Craves, Inc.(1)
10.12       Lease dated November 1, 1996 between DM Spectrum LLC, a California limited liability company, as Landlord and the Registrant for 3099
            Science Park Road, Suite 150, San Diego, California  92121. (3)
10.13       Stock Purchase Agreement, dated as of July 5, 1996, by and between
            Dr. Anders Vahlne and the Registrant. (1)
10.14       Amended and Restated 1993 Long-Term Incentive Plan and forms of stock option agreements. (4)
10.15       Employment Agreement dated October 1, 1997 between the Registrant and Kurt R. Gehlsen. (5)
10.16       Employment Agreement dated October 1, 1997 between the Registrant and Dale A. Sander. (5)
10.17       Employment Agreement dated November 5, 1997 between the Registrant and Larry G. Stambaugh. (5)
10.18       Loan and Security Agreement between the Registrant and Silicon
            Valley Bank. (6)
10.19       Financial Advisory Services Agreement between the Registrant and
            Rodman & Renshaw, Inc. dated September 17, 1997. (7)
10.20       Lease dated January 13, 1998 between British Pacific Properties
            Corporation, a California Corporation, as Landlord, and the
            Registrant. (8)
10.21       Amendment to Loan and Security Agreement dated March 16, 1998, between the Registrant and Silicon Valley Bank. (9)
23.1        Consent of KPMG Peat Marwick LLP, Independent Auditors.
23.2        Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24.1        Power of Attorney.  Reference is made to page II-4.

_______
(1) Previously filed with Registrant's Registration Statement on Form SB-2 (File No. 333-4854-LA) and incorporated herein by reference.

(2) Certain confidential portions deleted pursuant to Order Granting Application Under the Securities Act of 1933 and Rule 406 thereunder respecting confidential treatment.

(3) Previously filed with Registrant's Annual Report on Form 10-K (File No. 1-4430) for the fiscal year ended September 30, 1996 and incorporated herein by reference.

(4) Previously filed with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) for the quarterly period ended December 31, 1996 and incorporated herein by reference.

(5) Previously filed with Registrant's Annual Report on Form 10-K (File No. 1-4430) for the fiscal year ended September 30, 1997 and incorporated herein by reference.

(6) Previously filed with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) for the quarterly period ended March 31, 1997 and incorporated herein by reference.

(7) Previously filed with Registrant's Registration Statement on Form S-1 (File No. 333-35895), as amended through the date hereof, and incorporated herein by reference.

(8) Previously filed with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) for the quarterly period ended December 31, 1997 and incorporated herein by reference.

(9) Previously filed with Registrant's Quarterly Report on Form 10-Q (File No. 1-4430) for the quarterly period ended March 31, 1998 and incorporated herein by reference.